AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT made as of the 16th day of September, 2001.

BETWEEN:

THERMOLABILE TECHNOLOGIES CORPORATION INC., a corporation organized under the laws of the Province of Ontario and having and office in Burlington, Ontario ("Thermo")

-and

THE JENEX CORPORATION, a corporation organized under the laws of the Province of Alberta and having an office in Burlington, Ontario ("Jenex")

WHEREAS Thermo and Jenex wish to amalgamate and continue as one corporation to be named "The Jenex Corporation." (hereinafter referred to as Amalco) pursuant to the provisions of the Business Corporations Act (Alberta) and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1

Definitions. In this Agreement, the following words and terms shall have the following meanings:

"ABCA" means the Business Corporations Act, S.A. 1981, c. B-15, as heretofore enacted or as the same has been or may from time to time be amended or re-enacted;

"Agent" means Raymond James Ltd.

"Agent's Option" means the 333,333 Jenex Common Shares reserved for issuance pursuant to stock options granted the Agent in connection with the initial public offering;

"Amalco Stock Option Plan " means the stock option plan for Amalco approved by the Thermo Shareholders and Jenex Shareholders at the Thermo Meeting and the Jenex Meeting respectively in the form attached as Schedule "C" hereto;

"Amalco Agent's Option" means Agent's Option to purchase 333,333 Amalco Common Shares;

"Amalco Class “A” Share" means the Class “A” Common Shares in the capital of Amalco to be issued in exchange for all of the issued and outstanding Thermo Common Shares, with each Amalco Class “A” Share being convertible at any time, for no additional consideration, into one Amalco Share in accordance with their terms;

"Amalco Common Shares" means the common shares of Amalco as described in Schedule "A" hereto;

"Amalco Preferred Shares" means the Preferred Shares of Amalco as described in Schedule" A " hereto;

"Amalgamated Corporation", "Amalco" or "Corporation" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

"Amalgamating Corporations" means Thermo and Jenex and "Amalgamating Corporation” means either of them as the context may require;

"Articles of Amalgamation" means the Articles of Amalgamation with respect to the Amalgamation, in the form attached hereto as Schedule" A ";

"Board" or "Board of Directors" means the board of directors of the Amalgamated Corporation;

"CDNX" means the Canadian Venture Exchange Inc.;

"Certificate of Amalgamation" means the Certificate of Amalgamation issued pursuant to the ABCA with respect to the Amalgamation;

"Effective Date" or "Effective Date of the Amalgamation" means the date set forth in the Certificate of Amalgamation;

"Information Circular" means the information circular of Jenex prepared in connection with the Jenex Meeting and provided to Jenex Shareholders for the purpose of, among other things, considering the proposed Amalgamation of Thermo and Jenex;

"Letter of Intent" means the Letter of Intent dated June 29, 2001 between Jenex and Thermo regarding the amalgamation;

"Meeting" means the special meeting of the holders of Jenex Common at which this Agreement and the Amalgamation are to be approved;

"Policy" means the Policies and rules of the CDNX as more fully described in the CDNX Corporate Finance Manual.

"Jenex Common Shares" means the common shares of Jenex;

"Jenex Shareholders" means holders of the issued and outstanding Jenex securities;

"Stock Options" means options to purchase Jenex Common Shares issued from time to time prior to the date hereof pursuant to the CDNX rolling stock option program;

"Subsidiaries" has the meaning ascribed thereto in the ABCA.

"Thermo Common Shares" means the common shares of Thermo;

"Thermo Preferred Shares" means the preferred shares of Thermo;

"Thermo Shareholder(s)" means holders of the issued and outstanding securities of Thermo.

1.2

ABCA Defined Terms. Any word or term used in this Agreement which is defined in the ABCA and not otherwise defined herein shall have the same meaning herein as in the ABCA.

1.3

Schedules. The following Schedules are annexed hereto and form an integral part hereof:

Schedule "A"

Articles of Amalgamation of Amalco

Schedule "B"

By-Law No.1 of Amalco

Schedule "C"

Amalco Stock Option Plan

ARTICLE II

AMALGAMATION

2.1

Agreement. The Amalgamating Corporations hereby agree to amalgamate under the provisions of the ABCA and continue as one corporation upon the terms and conditions hereinafter set out.

2.2

Name. The name of the Amalgamated Corporation shall be "The Jenex Corporation", and its registered office shall be located at 490, 700 – 4th Avenue S.W., Calgary, Alberta, and its principal and records office shall be located at 940 Sheldon Court, Suite 207, Burlington, Ontario, L7L 5K6

2.3

Articles of Amalgamation and By-laws. The Articles of Amalgamation of the Amalgamated Corporation shall be in the form set forth in Schedule "A" hereto. The by-laws of the Amalgamated Corporation shall be in the form set forth in Schedule "B" hereto.

2.4

Authorized Capital. The Articles of Amalgamation shall authorize the issuance by the Amalgamated Corporation of:

(a)

an unlimited number of Amalco Common Shares having attached thereto the rights, privileges, restrictions and conditions set out in the Articles of Amalgamation; and

(b)

an unlimited number of Amalco Preferred Shares, issuable in series, having attached thereto the rights, privileges, restrictions and conditions set out in the Articles of Amalgamation.

(c)

an unlimited number of Amalco Class “A” Common Shares having attached thereto the rights, privileges, restrictions and conditions set out in the Articles of Amalgamation; and

2.5

Board of Directors. The Board of Directors of the Amalgamated Corporation shall initially consist of five directors and the first directors of the Amalgamated Corporation shall be the persons who are set forth below:

Michael A. Jenkins, Burlington, Ontario

Donald F. Felice, Alliance, Ohio, U.S.A.

Francis H. Barker, Ponte Vedra Beach, Florida, U.S.A.

Michael C. Rowell, Calgary, Alberta

David D. Heighington, Calgary, Alberta

The first directors shall hold office until the first annual meeting of shareholders of the Amalgamated Corporation or until their successors are duly elected or appointed.  The subsequent directors shall be elected each year thereafter as provided for in the by-laws of the Amalgamated Corporation.  The directors shall, subject to the provisions of the ABCA, manage the business and affairs of the Amalgamated Corporation.

2.6

Officers.  The officers of the Amalgamated Corporation will be appointed by the board of directors of the Amalgamated Corporation following the Amalgamation.  It is intended that the following persons be appointed to the offices indicated:

Michael A. Jenkins

President and Chief Executive Officer

Donald F. Felice

Vice President, U.S.A Operations

2.7

Securities Conversion Ratio.

(a)

On the Effective Date of the Amalgamation, the then outstanding shares in the capital of each of the Amalgamating Corporations shall be converted into issued and outstanding securities of the Amalgamated Corporation (subject to paragraph (c) below) as follows:

(i)

every one (1) Thermo Common Share shall be converted into twelve and one-half  (12.5) fully paid and non-assessable Amalco Class “A” Shares;

(ii)

every one (1) Jenex Common Share shall be converted into one (1) fully paid and non-assessable Amalco Common Share.

(iii)

every one (1) Agent's Option shall be converted into one (1) Amalco Agent's Option.

(b)

On the Effective Date of the Amalgamation, the then outstanding Jenex Stock Options shall be deemed to be Amalco Stock Options, and new options shall be granted pursuant to the terms of the Amalco Stock Option Plan and in accordance with the policies of the CDNX;

(c)

Fractional securities will not be issued. Any registered holder of Thermo Common Shares or Jenex Common Shares, shall be entitled to the next higher whole number of Amalco Common Shares or Amalco Class “A” Shares, as the case mat be; and

(d)

Any shares of either of the Amalgamating Corporations held by or on behalf of the other Amalgamating Corporation shall, upon the Amalgamation becoming effective, be cancelled without any repayment of capital in respect thereof.

2.8

Share Certificates. On the Effective Date, registered holders of shares of the Amalgamating Corporations shall be deemed to be the registered holders of the applicable number of Amalco Common Shares or Amalco Class “A” Shares, as the case may be, issued to such persons pursuant to Section 2.7 and after the Effective Date such holders may surrender their share or Amalco Class “A” Share certificates representing their shares of the Amalgamating Corporations and, in exchange, shall be entitled to receive a share certificate representing the number of Amalco Common Shares as applicable, to which they are entitled.

2.9

Auditors. The first auditor of the Amalgamated Corporation shall be Solursh Feldman & Partners LLP, Chartered Accountants, Toronto, Ontario.

2.10

Filing of Articles of Amalgamation. As soon as practicable after all conditions herein provided for have been satisfied or waived, the Amalgamating Corporations shall jointly file, in duplicate, with the Registrar under the ABCA, Articles of Amalgamation in accordance with the terms hereof and all other documents necessary to bring the Amalgamation into effect.

2.11

Effect of the Amalgamation. On the Effective Date:

(a)

the Amalgamation of the Amalgamating Corporations and their continuance as the Amalgamated Corporation shall become effective;

(b)

the property of each of the Amalgamating Corporations shall continue to be the property of the Amalgamated Corporation;

(c)

the Amalgamated Corporation shall continue to be liable for the obligations of each of the Amalgamating Corporations;

(d)

an existing cause of action, claim or liability to prosecution shall be unaffected;

(e)

a civil, criminal or administrative action or proceeding pending by or against any of the Amalgamating Corporations may be continued to be prosecuted by or against the Amalgamated Corporation;

(f)

a conviction against or ruling, order or judgment in favour of or against any of the Amalgamating Corporations may be enforced by or against the Amalgamated Corporation; and

(g)

the Articles of Amalgamation shall be deemed to be the Articles of Incorporation of the Amalgamated Corporation and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation of the Amalgamated Corporation.

ARTICLE

III COVENANTS

3.1

Information Circular. Jenex covenants to file the Information Circular and related documentation and Thermo covenants to file with its shareholders an information circular and related documentation in all jurisdictions where the same is required and to mail the same to the appropriate persons in accordance with applicable law, subject to regulatory approval.

3.2

Mutual Covenants. Each Amalgamating Corporation covenants and agrees with the other that prior to the Effective Date it shall do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

(a)

the Amalgamating Corporation will not, and will cause its subsidiaries not to, take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the completion of the Amalgamation and, without limiting the generality of the foregoing, the Amalgamating Corporation and each of its subsidiaries:

(i)

will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, properties, facilities, licenses and permits;

(ii)

will not declare any dividends on or make any other distributions in respect of its outstanding shares, will not amend or propose to amend its articles or by-laws, will not split, combine or reclassify any of its outstanding shares and will not reduce its stated capital without the prior written consent of the other party;

(iii)

will not issue, authorize or propose the issuance of, or redeem or purchase or propose the redemption or purchase of, any of its shares of any class or securities convertible into or rights, warrants or options to acquire any such shares or other exchangeable or convertible securities;

(iv)

will not, without the prior written consent of the other Amalgamating Corporation, sell, transfer, assign, conveyor otherwise dispose of or create any encumbrance on or allow the sale, transfer, assignment, conveyance or disposition of or creation of an encumbrance on any of its assets other than in the ordinary course of business;

(v)

will not acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof, other than in the ordinary course of business or pursuant to commitments existing on the date hereof or commitments entered into after the date hereof with the prior written consent of the other Amalgamating Corporation;

(vi)

will not take any action or omit to take any action which results in any material adverse change (or any condition, event or development involving a prospective material adverse change) in the business, operations, assets, capitalization, financial condition, prospects, licences, permits, rights, privileges or liabilities whether    contractual or otherwise, of such party or its subsidiaries, taken as a whole;

(vii)

will not alter the compensation, stock option, pension, benefits or retention plans or arrangements currently in place (including rights upon termination) of any of its officers or employees and will not enter into any new employment or management contract other than in the ordinary course of business;

(viii)

will not guarantee the payment of indebtedness or incur indebtedness for additional borrowed money or issue any debt securities, except in connection with borrowings in the ordinary course of business and consistent with past practice;

(ix)

will not disclose to any person, other than its officers, directors, key employees and professional advisors, confidential information relating to the other Amalgamating Corporation except information disclosed in the  Information Circular, required to be disclosed by law or otherwise known to the public;

(x)

will not take any action, or permit any of its respective subsidiaries to take any action, that would render any representation or warranty made by it in this agreement untrue at any time prior to the proposed transaction being consummated; and

(b)

the Amalgamating Corporations will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Amalgamation and, without limiting the generality of the foregoing:

(i)

Jenex will use its best efforts to ensure that the Information Circular and related documentation to be distributed in connection with the solicitation of proxies by its management for the Jenex Meeting shall comply as to form and substance with the requirements of the laws of all applicable jurisdictions and, without limiting the generality of the foregoing, provides the shareholders to which such documents are sent with information in sufficient detail to permit them to form a reasoned judgement concerning the matters before them, and that the information and data relating to it contained therein shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made; and

(ii)

each Amalgamating Corporation will use all reasonable efforts to cause each of the conditions precedent set forth in Article V which is within its control to be complied with.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1

Representations and Warranties of Amalgamating Corporations. Each Amalgamating Corporation represents and warrants to and in favour of the other Amalgamating Corporation as follows and acknowledges that the other Amalgamating Corporation is relying upon such representations and warranties:

(a)

it is, and its subsidiaries are, duly incorporated and validly existing under the laws of the Province of Alberta and each has the corporate power to own or lease its property and assets and to carry on business as now conducted by it, and each is duly licensed or qualified as an extra-provincial corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of the business as now conducted by it requires it to be so licensed or qualified;

(b)

it has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

(c)

this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of the Amalgamating Corporation enforceable against it in accordance with its terms;

(d)

the execution and delivery of this Agreement by it and the completion of the Amalgamation have been duly authorized by the board of directors of the Amalgamating Corporation and do not and will not:

(i)

result in the breach of, or violate any term or provision of, the articles or by laws of the Amalgamating Corporation or any of its subsidiaries;

(ii)

except as has been disclosed in writing to the other Amalgamating Corporation prior to the execution of this Agreement, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which it or any of its subsidiaries is a party or is bound, or result in the creation of any encumbrance upon any of its or any of its subsidiaries' assets under any such agreement, instrument, license, permit or authority, or give to others any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority, where such conflict, breach, default, acceleration, creation or giving would have a material adverse effect on the Amalgamating Corporation and its subsidiaries, taken as a whole, or could reasonably be expected to prevent or materially hinder the completion of the Amalgamation; or

(iii)

violate or contravene any provision of any applicable law or regulation or any judicial or administrative award, judgment or decree where such violation or contravention would have a material adverse effect on the Amalgamating Corporation and its subsidiaries, taken as a whole, or could reasonably be expected to prevent or materially hinder the completion of the Amalgamation;

(e)

it has no subsidiaries and neither it nor any of its subsidiaries has any agreements of any nature to acquire any subsidiaries or to acquire or lease any other business operations out of the ordinary course of businesses;

(f)

its financial statements as at and for the years ended January 31, 2000 and 2001 and the interim period ended April 30, 2001, in the case of Thermo, and June 30, 2001 in the case of Jenex, all of which are set out in the Information Circular respectively, and are complete and accurate in all material respects and present fairly the financial position of the Amalgamating Corporations and its subsidiaries and the results of their operations as of such dates and throughout such periods in accordance with Canadian generally accepted accounting principles consistently applied, it and its subsidiaries have no material liabilities (contingent or otherwise) which are not fully reflected in such statements in accordance with Canadian generally accepted accounting principles, and all legal proceedings against it and its subsidiaries which are required in accordance with the Canadian generally accepted accounting principles to be reflected in its financial statements have been properly reflected therein in accordance with such principles;

(g)

its and its subsidiaries' books of account and other records, whether of a financial nature or otherwise, have been maintained in accordance with prudent business practices in all material respects, and its and its subsidiaries' minute books are true and correct and contain the minutes of all meetings and resolutions of their respective directors and shareholders;

(h)

it and its subsidiaries hold such right and title to the assets used in connection with their respective businesses as may be required for the carrying on of their respective businesses in accordance with normal industry practice;

(i)

neither it nor any of its subsidiaries are:

(i)

in breach or violation of any of the provisions of their respective articles or by-laws, where such breach or violation would have a material adverse effect on the Amalgamating Corporation; or

(ii)

to their knowledge, in breach or violation of any of the terms or provisions of, or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which they are a party or by which they are bound or to which any of its properties or assets is subject or any statute or any order, rule or regulation of any court or government or governmental agency or authority having jurisdiction over them or any of its properties or assets, where such breach, violation or default has or may have a material adverse effect on them;

(j)

except as disclosed to the other Amalgamating Corporation prior to the date of this Agreement, there are:

(i)

no actions, suits, proceedings or investigations commenced or, to its knowledge, contemplated or threatened against or affecting it or its subsidiaries before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind; and

(ii)

to its knowledge, no existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

which in any case could prevent or materially hinder the completion of the Amalgamation or which could have a material adverse effect on the Amalgamating Corporation and its subsidiaries, taken as a whole;

(k)

all public filings made by it, in the case of Jenex, under applicable Canadian disclosure laws when taken together do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances in which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of Jenex taken as a whole;

(l)

since June 30, 2001 for Jenex and April 30, 2001 for Thermo (and in each case with respect to both to it and its subsidiaries);

(i)

it has not amended its articles or by-laws;

(ii)

it has conducted its business in the ordinary course of business and in the case of Jenex, in accordance with CDNX Policies and all applicable securities legislation, and in the case of Thermo, in accordance with all applicable securities legislation;

(iii)

there has been no material adverse change, financial or otherwise ( or any event, condition or state of facts which may reasonably be expected to give rise to such change), in its assets, liabilities, business, operations or capital, excluding any such change, event, condition or state of acts resulting from changes in general economic conditions;

(iv)

it has not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained;

(v)

it has not declared, paid or set aside for payment any dividend or distribution of any kind in respect of any of its outstanding shares, nor made any repayments of share capital;

(m)

except as disclosed to the other Amalgamating Corporation prior to the date of this Agreement, it and its subsidiaries do not have any employment contracts, whether written or oral, which cannot be terminated without cause by it upon giving such notice as may be required by law and without the payment of any bonus, damages or penalty;

(n)

it and its subsidiaries have duly and in a timely manner filed all tax returns, elections, filings and reports required to be filed by them in all applicable jurisdictions and have paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by them on the basis of such tax returns or demands from taxation authorities;

(o)

provision has been made, in accordance with Canadian generally accepted accounting principles, in its financial statements referred to in paragraph 4.1 (f) for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, government charges or assessments, including interest and penalties thereon, payable in respect of its and its subsidiaries' businesses or assets;

(p)

except as disclosed to the other Amalgamating Corporation prior to the date of this Agreement, there are no material actions, suits or other proceedings or claims in progress or, to its knowledge, pending or threatened against it or its subsidiaries in respect of any taxes, governmental charges or assessments and, in particular, there are no currently outstanding material reassessments or written enquiries which have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return for any period;

(q)

it and its subsidiaries have withheld or collected and remitted all amounts required to be withheld or collected and remitted by them in respect of any taxes, governmental charges or assessments, and have received no indication or notice of any sort from any governmental authority to the contrary;

(r)

it and its subsidiaries maintain in effect business, property and liability insurance in connection with their assets and businesses, and maintain liability insurance with respect to claims for personal injury, death or property damage in relation to the operation of their business, all with insurance companies in such amounts and with such deductibles as are customary in the case of similar companies;

(s)

all information furnished by it for inclusion in the  Information Circular is, as of the earlier of the date it purports to be given and the date of the  Information Circular, true and complete in all material respects and contains no misrepresentation;

(t)

there are reasonable grounds for believing that:

(i)

the Amalgamated Corporation will be able to pay its liabilities as they become due; and

(ii)

the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

(u)

there are reasonable grounds for believing that no creditor of the Amalgamating Corporation will be prejudiced by the Amalgamation;

(v)

it has not been notified of any default of any requirement of securities and corporate laws, regulations, orders, notices and policies in any of the provinces in which, in the case of Jenex, it is a reporting issuer; and

(w)

other than has been disclosed to the other Amalgamating Corporation prior to the date hereof, it has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or similar forms of compensation with respect to the transaction contemplated herein.

4.2

Representations and Warranties of Jenex. Jenex represents and warrants to and in favour of Thermo as follows and acknowledges that Thermo is relying upon such representations and warranties;

(a)

on the date hereof, there are issued and outstanding i) 5,666,667 Jenex Common Shares and ii) Jenex Stock Options to purchase an aggregate of 566,667 Jenex Common Shares and which have not been exercised.  The issued and outstanding securities of Jenex have been validly authorized and issued and the outstanding Jenex Common Shares are fully paid and non-assessable;

(b)

as of the date hereof, there are no outstanding options, warrants or rights to acquire, or securities convertible into or exchangeable for, any shares in the capital of Jenex, other than as described in paragraph 4.2(a) of this Agreement, and, there are no other agreements, commitments, understandings or restrictions which require Jenex to issue, sell or deliver any shares in its capital stock;

(c)

Jenex has not, without limiting the generality of the foregoing, violated or been notified of any violation of any applicable securities legislation in Canada, nor violated the policies, rules, or procedures of any exchange in Canada.

4.3

Representations and Warranties of Thermo. Thermo represents and warrants to and in favour of Jenex as follows and acknowledges that Jenex is relying upon such representations and warranties:

(a)

on the date hereof, there are 2,100,845 Thermo Common Shares issued and outstanding.  The issued and outstanding securities of Thermo have been validly authorized and issued and the outstanding Thermo Common Shares are fully paid and non-assessable;

(b)

as of the date hereof, there are no outstanding options, warrants or rights to acquire, or securities convertible into or exchangeable for, any shares in the capital of Thermo, and there are no other agreements, commitments, understandings or restrictions which require Thermo to issue, sell or deliver any shares in its capital stock; and

(c)

Thermo has not, without limiting the generality of the foregoing, violated or been notified of any violation of any applicable securities legislation in Canada, nor violated the policies, rules, or procedures of any exchange in Canada.

ARTICLE V

CONDITIONS PRECEDENT

5.1

Mutual Conditions. The respective obligations of the parties hereto to consummate the Amalgamation shall be subject to the satisfaction of the following conditions:

(a)

the Amalgamation and this Agreement shall have been approved by the shareholders of each of the Amalgamating Corporations in accordance with the ABCA and the Policies of the CDNX as they related to shareholder approval of qualifying transactions;

(b)

there shall not be in force any order or decree restraining or enjoining the consummation of the Amalgamation;

(c)

the Amalgamating Corporations shall have obtained all governmental, regulatory, stock exchange and third party consents, approvals and authorizations required or necessary in connection with the transactions contemplated herein on terms and conditions reasonably satisfactory to the Amalgamating Corporations, including regulatory approval of the Transfer Within Escrow, which shall occur immediately prior to the closing of the Amalgamation;

(d)

the CDNX shall have conditionally approved the Amalgamation as Jenex's qualifying transaction and the listing of the Amalco Common Shares to be issued or reserved for issuance pursuant to the Amalgamation subject to compliance with the usual requirements of such stock exchange;

(e)

Amalco meeting the minimum listing requirements of CDNX after accounting for the payout of any Jenex Shareholders or Thermo Shareholders who dissent in respect of the Amalgamation;

(f)

the review to the sole satisfaction of Thermo and Jenex of the financial condition, business properties, title, assets and affairs of the other party;

(g)

the latest available financial statements for Thermo and Jenex are true and correct and have been prepared in accordance with generally accepted accounting principles; and

(h)

there shall be no adverse material change in the business, affairs, financial condition or operations of either Thermo or Jenex between the date of the latest available respective financial statements and the closing of the Amalgamation.

The foregoing conditions precedent shall be for the mutual benefit of the parties hereto and may not be waived in whole or in part unless waived by each of them.

5.2

Other Conditions. The obligation of an Amalgamating Corporation to consummate the Amalgamation is subject to the satisfaction, on or before the Effective Date, of the following conditions precedent (which conditions precedent are hereby acknowledged to be inserted for such Amalgamating Corporation's exclusive benefit), any of which may be waived by it without prejudice to its right to rely on any other condition precedent:

(a)

each of the covenants, acts and undertakings of the other Amalgamating Corporation to be observed or performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly observed or performed by the other Amalgamating Corporation;

(b)

the other Amalgamating Corporation shall have furnished it with certified copies of the resolutions duly passed by the directors of the other Amalgamating Corporation and by the shareholders of the other Amalgamating Corporation approving the Amalgamation and this Agreement;

(c)

the representations and warranties of the other Amalgamating Corporation contained in Article IV hereof shall be true and correct in all material respects immediately prior to the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and such Amalgamating Corporation shall have received a certificate to that effect, dated the day preceding the Effective Date, signed by an officer of the other Amalgamating Corporation and it shall have no knowledge to the contrary;

(d)

from the date of this Agreement to the Effective Date, there shall not have occurred any material adverse change (or any event, condition or state of facts which may reasonably be expected to give rise to any such change) in the assets, liabilities, business, operations or capital of the other Amalgamating Corporation and its subsidiaries, taken as a whole;

(e)

there is no action prior to the Effective Date by any person, including a governmental or regulatory authority or any lender to an Amalgamating Corporation, that results in a material adverse change in the affairs of the other Amalgamating Corporation and its subsidiaries taken as a whole or the required approval of a governmental or regulatory authority or any court not being obtained; and

(f)

all agreements shall have been entered into or consents obtained so as to ensure that the completion of the Amalgamation does not constitute, with notice or lapse of time or both or otherwise, a material breach or default under any material agreements, contracts, instruments, permits, licenses or indentures of an Amalgamating Corporation or its subsidiaries.

ARTICLE VI

SHAREHOLDERS' MEETINGS

6.1

Thermo Meeting. Thermo shall mail, together with its information circular, notice to its shareholders, in accordance with the ABCA, of its special meeting to be called and held for the purpose of considering and approving this Agreement and the Amalgamation, and shall, together with its directors and officers, use its reasonable best efforts to ensure that the required shareholders' approval is obtained.

6.2

Jenex Meeting. Jenex shall mail, together with the Information Circular, notice to its shareholders, in accordance with the ABCA, of its special and annual meeting to be called and held for, among other reasons, the purpose of considering and approving this Agreement and the Amalgamation, and shall, together with its directors and officers, use its reasonable best efforts to ensure that the required shareholders' approval is obtained.

ARTICLE VII

AMENDMENT AND TERMINATION OF THIS AGREEMENT

7.1

Amendment. This Agreement may, at any time and from time to time before the filing of the Articles of Amalgamation, be amended by written agreement of the parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation;

(a)

waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

(b)

waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; and

(c)

amend this Agreement in accordance with or to comply with the directions or requirements of any regulatory authority.

In the event that any amendment agreed upon would, in the opinion of management of either of the Amalgamating Corporations or their respective legal counsel, constitute a materially substantive change hereto requiring notice to and authorization of their respective shareholders, notification thereof shall be given to their respective shareholders and the dates of their respective special meetings shall be postponed accordingly in order that such approval might be sought and obtained.

7.2

Termination. Notwithstanding the approval of this Agreement by the shareholders of either or both of the Amalgamating Corporations, at any time before the issuance of a Certificate of Amalgamation, this Agreement may be terminated:

(a)

by either Amalgamating Corporation upon notice to the other in the event that any condition set forth in Sections 5.1 and 5.2 becomes incapable of being satisfied and the Amalgamating Corporation for whose benefit the condition is included does not waive such condition;

(b)

by either Amalgamating Corporation upon notice to the other in the event that the Amalgamation does not become effective on or before December 15, 2001, or at such other date the parties agree upon, as a result of any act or omission to act by either Amalgamating Corporation which delays the closing of the Amalgamation;

(c)

by mutual agreements of the parties, without further action on the part of the shareholders of either of the Amalgamating Corporations.

ARTICLE VIII

NOTICES

8.0

Addresses. Any notice which may be required to be given pursuant to any provision of this Agreement shall be given or made in writing and may be given by personal delivery or telecopier addressed to the recipient as follows:

(a)

in the case of Thermo, to:

Thermolabile Technologies Corporation Inc.

940 Sheldon Court, Suite 207

Burlington, Ontario L7L 5K6

Attention: Michael A. Jenkins, President

Phone No. (905) 632 - 3830

Facsimile  (905) 632 - 3774

With copy to:

Dunlop & Associates, Barristers & Solicitors

3556 Commerce Court

Burlington, Ontario

L7N 3L7

Attention: William D. Dunlop

Phone No. (905) 681 – 3311

Facsimile (905) 681 - 3565

(b)

in the case of Jenex , to:

The Jenex Corporation

940 Sheldon Court, Suite 207

Burlington, Ontario L7L 5K6

Attention: Michael A. Jenkins, President

Phone No. (905) 632 - 3830

Facsimile  (905) 632 - 3774

With copy to:

Singh Walters Bindal, Barristers & Solicitors

490, 700 – 4th Avenue S.W.

Calgary, Alberta

Attention: David D. Heighington

Phone No. (403) 237 0018

Facsimile (403) 237-6516

or such other address as may be designated by notice by any party to the others. Any such notice shall be conclusively deemed to have been given on the day of actual delivery or transmission thereof.

ARTICLE IX

GENERAL

9.1

Binding Effect.  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors.

9.2

Further Assurances. Subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the proposed Amalgamation, including the execution and delivery of such documents as the other party hereto may reasonably require, and use of best efforts to obtain all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, filings under applicable laws and submissions of information requested by governmental or regulatory authorities.  Each of the parties hereto, where appropriate, shall reasonably cooperate with the other party in taking such actions.

9.3

Entire Agreement. This agreement:

(a)

constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof;

(b)

is not intended to confer upon any other person any rights or remedies hereunder;

(c)

shall not be assigned by operation of law or otherwise; and

(d)

shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the laws of Canada applicable therein, without giving effect to the principles of conflict of laws thereof.

9.4

Merger. It is understood and agreed that the execution of this Agreement and the issuance of a Certificate of Amalgamation shall cause a merger of all other agreements made between the Amalgamating Corporations relating to the Amalgamation.

IN WITNESS WHEREOF this Amalgamation Agreement has been duly executed by the parties hereto as witnessed by the signatures of their proper officers in that behalf, on the day and year first above written.

THE JENEX CORPORATION

Per:

___________________________________

Michael A. Jenkins, President

Per:

___________________________________

Donald F. Felice, Vice President

THERMOLABILE TECHNOLOGIES

CORPORATION INC.

Per:

___________________________________

Michael A. Jenkins, President

Schedule "A" to Amalgamation Agreement

BUSINESS CORPORATIONS ACT FORM 9

(Section 179)

ALBERTA CONSUMER AND

ARTICLES OF AMALGAMATION

CORPORATE AFFAIRS

1.

NAME OF CORPORATION

2.CORPORATE ACCESS NO.

THE JENEX CORPORAITON

3.

THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The annexed Schedule "A" is incorporated into and forms part of this form.

4.

RESTRICTIONS IF ANY ON SHARE TRANSFERS.

None.

5.

NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

Minimum of three (3) and a maximum of fifteen (15).

6.

RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

None.

7.

OTHER RULES OR PROVISIONS IF ANY.

The annexed Schedule "B " is incorporated into and forms part of this form.

8.

NAME OF AMALGAMATING CORPORATIONS.

CORPORATE ACCESS NO.

THE JENEX CORPORATION

209227180

THERMOLABILE TECHNOLOGIES CORPORATION INC.

209639442

9.

DATE

SIGNATURE                                                  TITLE

                                                         MICHAEL A. JENKINS                                 DIRECTOR

SCHEDULE "A"

To Form 9

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares. The rights, privileges and restrictions of the Common and Preferred Shares are as follows;

1.

Common Shares

The rights of the holders of the Common Shares are equal in all respects and include the rights:

a)

to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

b)

subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividend declared by the Corporation on the Common Shares; and

c)

subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution.

2.

Preferred Shares

a)

The Preferred Shares may be issued from time to time in one or more series in such numbers with such rights, restrictions, privileges, conditions and designations attached thereto as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the board of directors of the Corporation and confirmed and declared by articles of amendment. Reference to one class or series of shares ranking on a parity with another class or series of shares shall mean ranking on a parity with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary to the extent of their respective rights in that connection.

b)

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series, provided, however, that when in the case of any of such shares any cumulative dividends or amounts payable on a return of capital are not paid in full in accordance with their respective terms, the Preferred Shares of all series shall participate ratably in respect of such dividends (including all unpaid accumulated dividends which for such purpose shall be calculated as if the same were accruing up to the date of payment) in accordance with the sums which would be payable on said shares if all such dividends were declared and paid in full in accordance with their respective terms, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full in accordance with their respective terms, and provided further that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the said shares with respect to return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends as aforesaid.

c)

The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the said Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, to the extent fixed in the case of each respective series, and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the said Preferred Shares as may be fixed in the case of each respective series.

3.

Class “A” Common Shares

a)

Voting Rights

The holders of the Class “A” Common Shares are not entitled to notice of or to attend or vote at any meeting of the shareholders of the Corporation.

b)

Dividends

The holders of the Class “A” Common Shares are entitled to receive, pro rata with the holders of the Common Shares, such dividends as may be declared by the board of directors of the Corporation, out of funds legally available therefore.

c)

Rights on Dissolution

In the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Class “A” Common Shares are entitled to receive on a pro rata basis and on a share-for-share basis with the holders of the Common Shares, all of the assets of the Corporation remaining after payment of all of the Corporation's liabilities.

d)

Conversion Rights

Each Class “A” Common Share is convertible by the holder into one Amalco Share at any time and will automatically be converted, without further payment or action by the holder, at 5:00 p.m. (Calgary time) on the earlier of: (i), the date that is the fifth business day after a receipt is issued by the last of the Securities Regulators in Qualifying Jurisdiction for a Final Prospectus qualifying the distribution in such provinces of Canada of the Amalco Shares issuable upon conversion of the Class “A” Common Shares; and (ii) March 31, 2002.

No fractional Amalco Shares will be issued upon the conversion of the Class “A” Common Shares and no payment shall be made to the holders of Class “A” Common Shares in lieu thereof.

e)

Adjustment Rights

In the event of the Class “A” Common Shares or Amalco Shares being at any time subdivided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustments will be made in the rights and conditions attaching to the Class “A” Common Shares and the Amalco Shares, respectively, so as to preserve in all respects the benefits conferred on the holders of each such class.

In the event of any reclassification of Amalco Shares, any amalgamation, merger or other consolidation of the Corporation with another entity, or the transfer of all or substantially all of the Corporation's assets, the holders of the Class “A” Shares will be entitled to receive such securities or other property as if on the effective date of such event they were registered holders of the number of Amalco Shares which such holders of Class “A” Shares were entitled to receive upon the conversion of their Class “A” Shares.  No such adjustment will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Amalco Shares issuable upon the conversion of the Class “A” Shares by at least one-hundredth of a share, provided that such adjustments not so made shall be carried forward and taken into account at any subsequent adjustment.  In addition, no such adjustment shall be made if the holders of the Class “A” Shares are entitled to participate in any such event on the same terms, as though they had converted their Class “A” Shares prior to the occurrence of such event.

SCHEDULE "B"

To Form 9.

1.

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

SCHEDULE "B"

to the Amalgamation Agreement

By-Law No. 1

BY-LAW NO. 1

A by-law relating generally to the transaction of the

business and affairs of The Jenex Corporation

TABLE OF CONTENTS

SECTION ONE - INTERPRETATION

1.01  Definitions

SECTION TWO - BUSINESS OF THE CORPORATION

2.01  Registered Office

2.02  Execution of Instruments

2.03  Banking Arrangements

2.04  Voting Rights in Other Bodies Corporate

2.05  Withholding Information from Shareholders

SECTION THREE - BORROWING AND SECURITIES

  7

3.01  Borrowing Power

3.02  Delegation

SECTION FOUR - DIRECTORS

4.01  Quorum

4.02  Qualification

4.03  Election and Term

4.04  Removal of Directors

4.05  Vacation of Office

4.06  Vacancies

4.07  Action by the Board

4.08  Residence

4.09  Meeting by Telephone

4.10  Place of Meeting

4.11  Calling of Meeting

4.12  Notice of Meeting

4.13  First Meeting of New Board

4.14  Adjourned Meeting

4.15  Regular Meeting

4.16  Chair

4.17  Votes to Govern

4.18  Conflict of Interest

4.19  Remuneration and Expenses

SECTION FIVE - COMMITTEES

 10

5.01  Committee of Directors

5.02  Transaction of Business

5.03  Advisory Committees

5.04  Procedure

SECTION SIX - OFFICERS

6.01  Appointment

6.02  Chair of the Board

6.03  Managing Director

6.04  President

6.05  Vice President

6.06  Secretary

6.07  Treasurer

6.08  Powers and Duties of Other Officers

6.09  Variation of Powers and Duties

6.10  Term of Office

6.11  Terms of Employment and Remuneration

6.12  Conflict of Interest

6.13  Agents and Attorneys

6.14  Fidelity Bonds

SECTION SEVEN - PROTECTION OF DIRECTORS AND OFFICERS

 12

7.01  Limitation of Liability

7.02  Indemnity

7.03  Insurance

SECTION EIGHT - SHARES

8.01  Allotment

8.02  Commissions

8.03  Registration of Transfer

8.04  Transfer Agents and Registrars

8.05  Lien for Indebtedness

8.06  Non-Recognition of Trusts

8.07  Share Certificates

8.08  Replacement of Share Certificates

8.09  Joint Shareholders

8.10  Deceased Shareholders

SECTION NINE - DIVIDENDS AND RIGHTS

9.01  Dividends

9.02  Dividend Cheques

9.03  Non-Receipt of Cheques

9.04  Record Date for Dividends and Rights

9.05  Unclaimed Dividends

SECTION TEN - MEETINGS OF SHAREHOLDERS

10.01  Annual Meeting

10.02  Special Meeting

10.03  Place of Meeting

10.04  Notice of Meeting

10. 05  List of Shareholders Entitled to Notice

10.06  Record Date for Notice

10.07  Meetings Without Notice

10.08  Chair, Secretary and Scrutineers

10.09  Persons Entitled to be Present

10.10  Quorum

10.11  Right to Vote

10.12  Proxies

10.13  Time for Deposit of Proxies

10.14  Joint Shareholders

10.15  Votes to Govern

10.16  Show of Hands

10.17  Ballots

10.18  Adjournment

10.19  Resolution in Writing

10.20  Only One Shareholder

10.21  Meeting by Telephone

SECTION ELEVEN - DIVISIONS AND DEPARTMENTS

11.01  Creation and Consolidation of Divisions

11.02  Name of Division

11.03  Officers of Divisions

SECTION TWELVE - NOTICES

12.01  Method of Giving Notices

12.02  Notice to Joint Shareholders

12.03  Computation of Time

12.04  Undelivered Notices

12.05  Omissions and Errors

12.06  Persons Entitled by Death or Operation of Law

12.07  Waiver of Notice

SECTION THIRTEEN - EFFECTIVE DATE

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION ONE

INTERPRETATION

1.01

Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Business Corporations Act, S.A. 1981, c. B-15, and any statute that may be substituted there for, as from time to time amended;

“appoint” includes "elect" and vice versa;

"Board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means the corporation incorporated by a Certificate of Amalgamation under the Act and named The Jenex Corporation;

“meeting of shareholders” means an annual meeting of shareholders and a special meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Alberta), 1980, S.A. 1980, c. 70;

“recorded address” means in the case of a shareholder his address as recorded in the securities register of the Corporation; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his/her latest address as recorded in the records of the Corporation;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.02 or by a resolution passed pursuant thereto;

“special meeting of shareholders” means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"unanimous  shareholder agreement"  means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder as from time to time amended;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01

Registered Office. - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Calgary in the Province of Alberta and at such location therein as the Board may from time to time determine.

2.02

Execution of Instruments. - Unless determined otherwise by the Directors of the Corporation, all deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chair of the Board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the Board.  In addition, the Board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.03

Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security there for, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.04

Voting Rights in other Bodies Corporate. - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights.  In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.05

Withholding Information from Shareholders. - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the Board, would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public.  The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a general meeting of shareholders.

SECTION THREE

BORROWING AND SECURITIES

3.01

Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

(a)

borrow money upon the credit of the Corporation;

(b)

issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)

subject to the provisions of the Act give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothec, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02

Delegation. - The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by Section 3.01 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

SECTION FOUR

DIRECTORS

4.01

Quorum. - Subject to Section 4.08, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the number of directors then elected or such greater or lesser number of directors as the Board may from time to time determine.

4.02

Qualification. - No person shall be qualified for election as a director if he/she (i) is less than 18 years of age; (ii) is a dependent adult as defined in the Dependent Adults Act or is the subject of a certificate of incapacity under that Act; (iii) is a formal patient as defined in the Mental Health Act; (iv) is the subject of an order under the Mentally Incapacitated Persons Act appointing a committee of his/her person or estate or both; (v) has been found to be a person of unsound mind by a court elsewhere than in Alberta; (vi) is not an individual; (vii) has the status of a bankrupt.  A director need not be a shareholder.  At least half of the directors shall be resident Canadians.

4.03

Election and Term. - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election.  The number of directors to be elected at any such meeting shall be the number of directors then in office unless the shareholders otherwise determine.  The election shall be by resolution.  If any election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04

Removal of Directors. - Subject to the provisions of the Act, the shareholders may by resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.05

Vacation of Office. - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.06

Vacancies. - Subject to the Act, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors.  In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy.  If the Board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07

Action by the Board. - Subject to any unanimous shareholder agreement, the Board shall manage the business and affairs of the Corporation. Subject to Sections 4.08 and 4.09, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board.  Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

4.08

Residence. - The Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least half of the directors present are resident Canadians, except where:

(a)

a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)

the number of resident Canadian directors present at the meeting together with any resident Canadian director who gives is approval under Clause (a), totals at least half of the directors present at the meeting.

4.09

Meeting by Telephone. - If all the directors consent, a director may participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

4.10

Place of Meeting. - Meetings of the Board may be held at any place in or outside Canada.

4.11

Calling of Meeting. - Meetings of the Board shall be held from time to time and at such place as the chair of the Board, the managing director, the president or any two directors may determine.

4.12

Notice of Meeting. - Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 12.01 to each director not less than 48 hours before the time when the meeting is to be held.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

(a)

submit to the shareholders any question or matter requiring approval of the shareholders;

(b)

fill a vacancy among the directors or in the office of auditor;

(c)

issue securities and declare dividends;

(d)

purchase, redeem or otherwise acquire shares issued by the Corporation;

(e)

pay a commission for the sale of shares;

(f)

approve a prospectus or management proxy circular;

(g)

approve a take-over bid circular or directors circular;

(h)

approve any annual financial statements; or

(i)

adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the Board.

4.13

First Meeting of New Board. - Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

4.14

Adjourned Meeting. - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15

Regular Meeting. - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named.  A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16

Chair. - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:  chair of the Board, managing director, president, or a vice-president who is a director.  If no such officer is present, the directors present shall choose one of their number to be chair.

4.17

Votes to Govern. - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.18

Conflict of Interest. - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.  Any such contract or proposed contract shall be referred to the Board for approval even if such contract is one that in the ordinary course of the Corporation 's business would not require approval by the Board or shareholders, and a director interested in a contract so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act.

4.19

Remuneration and Expenses. - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine.  The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or any meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE

COMMITTEES

5.01

Committee of Directors. - The Board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.  At least half of the members of such committee shall be resident Canadians.

5.02

Transaction of Business. - Subject to the provisions of Section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside Canada.

5.03

Advisory Committees. - The Board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.04

Procedure. - Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

SECTION SIX

OFFICERS

6.01

Appointment. - Subject to any unanimous shareholder agreement, the Board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed.  The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  Subject to Sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02

Chair of the Board. - The Board may from time to time also appoint a chair of the Board who shall be a resident Canadian and director.  If appointed, the Board may assign to him any of the powers and duties that are by any provision of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify.  During the absence or disability of the chair of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03

Managing Director. - The Board may from time to time appoint a managing director who shall be a resident Canadian and director.  If appointed, he shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify.  During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04

President. - If appointed, the president shall be the chief operating officer and, subject to the authority of the Board,  shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the Board may specify.  During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.05

Vice President. - A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

6.06

Secretary. - The secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records,  documents and instruments belonging to  the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

6.07

Treasurer. - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

6.08

Powers and Duties of Other Officers. - The powers and duties of all other officers shall be such as their terms of their engagement call for or as the Board or the chief executive officer may specify.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

6.09

Variation of Powers and Duties. - The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10

Term of Office. - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract.  Otherwise, each officer appointed by the Board shall hold office until his successor is appointed.

6.11

Terms of Employment and Remuneration. - The terms of employment and the remuneration of officers appointed by the Board shall be settled by the Board from time to time.

6.12

Conflict of Interest. - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 4.18.

6.13

Agents and Attorneys. - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.14

Fidelity Bonds. - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

SECTION SEVEN

PROTECTION OF DIRECTORS OFFICERS AND OFFICERS

7.01

Limitation of Liability. - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02

Indemnity. - Subject to the limitations contained in the Act, the Corporation shall indemnify a director, or a former director or officer, or a person who acts or acted at the Corporation 's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his/her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he/her is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a)

he/she acted honestly and in good faith with a view to the best interests of the Corporation;

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he/she had reasonable grounds for believing that his/her conduct was lawful.

7.03

Insurance. - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.

SECTION EIGHT

SHARES

8.01

Allotment. - The Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.02

Commissions. - The Board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03

Registration of Transfer. - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in Section 8.05.

8.04

Transfer Agents and Registrars. - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.  The Board may at any time terminate any such appointment.

8.05

Lien for Indebtedness. - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

8.06

Non-Recognition of Trusts. - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description on the Corporation's records or on the share certificate.

8.07

Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register.  Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve.  Any share certificate shall be signed in accordance with Section 2.02 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar.  The signature of one of the signing officers, in the case of share certificates which are not valid unless countersigned by or on behalf of the transfer agent and/or registrar the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation.  A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appear thereon no longer holds office at the date of issue of the certificate.

8.08

Replacement of Share Certificates. - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding  Three  Dollars  ($3.00), and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.09

Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10

Deceased Shareholder. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION NINE

DIVIDENDS AND RIGHTS

9.01

Dividends. - Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02

Dividend Cheques. - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prep aid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03

Non-Receipt of Cheques. - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.04

Record Date for Dividends and Rights. - The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than 14 days before such record date, in the manner provided in the Act.  Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

9.05

Unclaimed Dividends. - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared payable shall be forfeited and shall revert to the Corporation.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01

Annual Meeting. - The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the Board, the chair of the Board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appoint auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02

Special Meeting. - The Board, the chair of the Board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03

Place of Meeting. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine anywhere within North America, provided the Articles of Incorporation provides for meeting locations.

10.04

Notice of Meeting. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.  Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.  A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10. 05

List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Section 10.06, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date.  If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day of which notice of the meeting is given, or where no such notice is given the day on which the meeting is held.  The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

10.06

Record Date for Notice. - The Board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 14 days before such record date, by newspaper advertisement in the manner provided in the Act.  If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the last business day immediately preceding the day on which the notice is sent, or, if no notice is sent, the day on which the meeting is held.

10.07

Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08

Chair, Secretary and Scrutineers. - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chair of the Board, or a vice-president who is a shareholder.  If no such officer is present within 15 minutes after the time fixed for the commencement of the meeting, the persons present and entitled to vote shall choose one of their number to be chair.  If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.09

Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.10

Quorum. - The quorum for the transaction of business at any meeting of the shareholders shall consist of at least two persons holding or representing by proxy not less than five (5%) percent of the outstanding shares of the Corporation entitled to be voted at the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of more than 29 days and not more than 90 days, notice of the adjourned meeting shall be given as for an original meeting but the management of the Corporation shall not be required to send a form of proxy in the form prescribed by the Act to each shareholder who is entitled to receive notice of the meeting. Those shareholders present at any duly adjourned meeting shall constitute quorum.

10.11

Right to Vote. - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 10.05, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except,  where the Corporation has fixed a record date in respect of such meeting pursuant to Section 10.06, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than 10 days before the meeting that his name be included to vote the transferred shares at the meeting.  In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12

Proxies. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

10.13

Time for Deposit of Proxies. - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited.  A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

10.14

Joint Shareholders. - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.15

Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by the majority of the votes cast on the question.  In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.16

Show of Hands. - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided.  Upon a show of hands every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17

Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chair shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18

Adjournment. - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19

Resolution in Writing. - A resolution  in  writing signed in counterpart or in one instrument by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.20

Only One Shareholder. - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

10.21

Meeting by Telephone. - If all the shareholders entitled to vote at the meeting consent, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means is deemed, for the purposes of the by-laws or the Act, to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it relates.  A meeting where all persons participate in the meeting by means of telephone or other telecommunication facilities shall be deemed to have been held at the Corporation's registered office unless otherwise determined by such meeting.

SECTION ELEVEN

DIVISIONS AND DEPARTMENTS

11.01

Creation and Consolidation of Divisions. - The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case.  The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

11.02

Name of Division. - Any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contacts, sign cheques and other documents of any kind and do all acts and things under such name.   Any such contract, cheque or document shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

11.03

Officers of Divisions. - From time to time the Board or, if authorized by the Board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration.  The Board or, if authorized by the Board, the chief executive officer, may remove at its or his pleasure any officer so appointed,  without prejudice to such officers rights under any employment contract.  Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION TWELVE

NOTICES

12.01

Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the bylaws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication.  A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

12.02

Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03

Computation of Time. - In computing the date when notice must be given under any provisions requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.04

Undelivered Notices. - If any notice given to a shareholder pursuant to Section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.05

Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06

Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07

Waiver of Notice. - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be.  Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

SECTION THIRTEEN

EFFECTIVE DATE

13.01

Effective Date. - This by-law shall come into force upon the passing of same by the Board, subject to confirmation of the by-law by the shareholders of the Corporation as required by the Act.

THE JENEX CORPORATION (AMALCO)

STOCK OPTION PLAN

1.

PURPOSE OF PLAN

1.1

The purpose of the Plan is to assist directors, officers, employees and consultants of the Corporation and any Subsidiary to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation that will be aligned with the interests of the shareholders of the Corporation.

2.

DEFINED TERMS

In the Plan, the following terms shall have the following meanings, respectively:

2.1

"Board" means the board of directors of the Corporation or, if established and duly authorized to act with respect to this Plan, any committee of the board of directors of the Corporation;

2.2

"Business Day" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

2.3

"Corporation" means The Jenex Corporation;

2.4

"Eligible Person" means any director, officer or bona fide employee or consultant of the

Corporation or any Subsidiary;

2.5

"Exchange" means the Canadian Venture Exchange Inc. and, where the context permits, any other exchange on which the Shares are or may be listed from time to time;

2.6

"Exercise Price" means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8;

2.7

"Insider" means:

(a)

an insider as defined under Section 1(i) of the Securities Act, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation; and

(b)

an associate as defined under Section 1(a.i) of the Securities Act of any person who is an insider by virtue of (a) above;

2.8

"Market Price" at any date in respect of the Shares shall be the closing price of the Shares on the Exchange on the last Business Day preceding the date on which the Option is approved by the Board;

2.9

"Option" means an option to purchase Shares granted under the Plan;

2.10

"Optionee" means an Eligible Person to whom an Option has been granted;

2.11

"Plan" means this stock option plan, as amended from time to time;

2.12

"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan guarantee or otherwise;

2.13

"Shares" means the common shares of the Corporation which are listed on the Exchange, or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.14

"Securities Act" means the Securities Act (Alberta) S.A. 1981, c. S-61, as amended; and

2.15

"Subsidiary" means any subsidiary of the Corporation within the meaning of the Business Corporations Act (Alberta).

3.

ADMINISTRATION OF THE PLAN

3.1

The Plan shall be administered by the Board, subject at all times to the policies, rules and regulations of the Exchange.

3.2

The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan and the policies, rules and regulations of the Exchange, to:

(a)

establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)

interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes on the Corporation and the Optionee;

(c)

grant Options;

(d)

determine which Eligible Persons are granted Options;

(e)

determine the number of Shares covered by each Option;

(f)

determine the Exercise Price;

(g)

determine the time or times when Options will be granted and exercisable;

(h)

determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(i)

prescribe the form of documents relating to the grant, exercise and other terms of Options.

4.

SHARES SUBJECT TO PLAN

4.1

Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares that may be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 8, shall not exceed 2,626,056 Shares, or 10% of the outstanding Shares, on a rolling basis, in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

5.

ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1

Options may only be granted to Eligible Persons and can be exercisable for a maximum of 5 years from the date of grant, or less as determined by the Board.

5.2

Subject to, and except as herein and as otherwise specifically provided for in, this Plan, the number of Shares subject to each Option, the Exercise Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided, however, that if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a)

the period during which an Option shall be exercisable shall be a maximum of five years from the date the Option is granted to the Optionee; and

(b)

subject to Section 8.2, the Option shall vest and be exercisable as to 1/3 of the total number of Options granted on the date which is 12, 24, and 36 months from the date the option is granted and the remaining Option, if any, shall be exercisable immediately after the date which is 36 months from the date of grant until the Option expires.

5.3

Unless the Board shall otherwise determine, no separate agreement between the Corporation and the Optionee shall be necessary to create and grant any Option, and the Board may, by resolution, create and grant Options and stipulate such additional terms as are consistent with this Plan.

5.4

The Exercise Price on Shares that are subject to any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.5

The total number of Shares to be optioned to any Optionee under this Plan shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) at the date of the grant of the Option.

5.6

The maximum number of Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

5.7

The maximum number of Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Shares outstanding at the time of the issuance (on a non-diluted basis) excluding Shares issued under the Plan or any other Share Compensation Arrangement over the preceding one year period. The maximum number of Shares which may be issued to any one Insider and such Insider's associates under the Plan or any other Share Compensation Arrangement within a one year period shall be 5% of the Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Shares issued to such Insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

5.8

Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in sections 5.6 and 5.7 above.

1.9

An Option is personal to the Optionee and is non-transferable and non-assignable.

6.

 TERMINATION OF EMPLOYMENT

6.1

Subject to Section 6.2 hereof and to any express resolution passed by the Board with respect to an Option, an Option, and all rights to purchase Shares pursuant thereto, shall expire and terminate within 60 days of the Optionee ceasing to be a director, officer, full-time employee or consultant of the Corporation or of any Subsidiary.

6.2

If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation shall terminate for any reason whatsoever other than termination by the Corporation for cause, but including termination by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased by the legal personal representative(s) of the estate of the Optionee during the one year period following the death of the Optionee, at any time within 60 days of the date of termination of the employment of the Optionee (but in either case in accordance with the vesting periods and prior to the expiry of the Option in accordance with the terms thereof). For the purposes of Sections 6.2 and 6.3, directors, officers and consultants shall be deemed to be employed by the Corporation or a Subsidiary, as applicable.

6.3

Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed on a full-time basis by, or continues to be a director, officer or bona fide consultant of, the Corporation or any Subsidiary.

7.

 EXERCISE OF OPTIONS

7.1

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise addressed to the Chief Financial Officer of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2

Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)

completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)

the listing of such Shares on the Exchange or on any stock exchange on which the Shares may then be listed; and

(c)

the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on the Exchange or on any stock exchange on which the Shares are then listed.

8.

CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS

8.1

If, during the term of any Options, the Corporation shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or entity or shall merge into or amalgamate with any other corporation or entity or shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation or entity (the foregoing collectively known as "Transactions"), the Corporation will make provision that, upon the exercise of any Option during its unexpired period after the effective date of such Transaction, the Optionee shall receive such number of securities of the other, continuing or successor corporation or entity in such Transaction or of the shares of the purchasing corporation or entity in such sale as he or she would have received as a result of such Transaction if the Optionee had purchased Shares immediately prior thereto for the same consideration paid on the exercise of the Option and had held such Shares on the effective date of such Transaction. Upon such provision being made, the obligation of the Corporation to the Optionee in respect of the Shares then remaining subject to this option shall terminate and be at an end.

8.2

If, during the term of any Options, a take-over bid (as defined in the Securities Act or the equivalent legislation of jurisdictions having an interest in such matter) which is not exempt from the take-over bid requirements of the Securities Act shall be made for the Shares, or a Transaction (as described in Section 8.1) which has not been negotiated and approved by the Board (an "Unsolicited Transaction") is made with respect to the Corporation, notwithstanding Sections 5.2(b) and (c) hereof or any determination of the Board with respect to the vesting and exercise periods of an Option at the time of its grant, unless determined otherwise by the Board, all Options shall become immediately exercisable and the Optionee shall have the right to exercise the Option to purchase all of the Shares optioned which have not previously been purchased under the Option, but such Shares may only be purchased for tender or exchange pursuant to such take-over bid or Unsolicited Transaction.

8.3

Appropriate adjustments as regards the number of Shares subject to the Plan, Options granted or to be granted, in the number of Shares optioned and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Corporation and to acceptance by the Exchange, respectively, if applicable.

9.

AMENDMENT OR DISCONTINUANCE OF PLAN AND OPTIONS

9.1

The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the Exercise Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan without obtaining the approval of the Corporation's shareholders and the approval of the Exchange.

9.2

No amendment, suspension or discontinuance of the Plan may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to.

9.3

If the Corporation proposes to reduce the Exercise Price of Options which have been granted to Insiders of the Corporation, or if the Corporation intends to reserve for issuance options to acquire more than 10% of the then outstanding shares of the Corporation, then approval of the Corporation's disinterested shareholders must be obtained in accordance with the Exchange's policies.

10.

ACCOUNTS AND STATEMENTS

10.1

The Corporation shall maintain records of the details of each Option granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Corporation shall determine, the Corporation shall furnish the Optionee with a statement setting forth details of his Options. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Corporation within 10 days after such statement is given to the Optionee.

11.

NOTICES

11.1

Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him shall be given by:

(a)

delivering it personally to the Optionee or the person claiming or deriving rights to him, as the case may be; or

(b)

mailing it, postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Optionee in the Corporation's or the Subsidiary's (as the case may be) personnel records.

11.2

Any payment, notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

The Jenex Corporation

940 Sheldon Court, Suite 207

Burlington, Ontario L7L 5K6

Attention: Chief Financial Officer

11.3

Any payment, notice, statement, certificate or instrument referred to in Sections 11.1 or 11.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

12.

SHAREHOLDER AND REGULATORY APPROVAL

12.1

The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation in accordance with the Business Corporations Act (Alberta) and to acceptance by the Exchange. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.  For the purposes of shareholders approval, shareholders of corporations which amalgamate to form a new corporate entity shall be deemed to be shareholders of such entity for the purposes of approving the Plan.

13.

MISCELLANEOUS

13.1

The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan and the issuance of the Shares by the Corporation.

13.2

Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or affect in any way the right of the Corporation or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

13.3

To the extent required by law or regulatory policy or necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

13.4

This Plan shall be construed and interpreted in accordance with the laws of Alberta.

13.5

If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.

13.6

Options granted under the stock option plans of the predecessor corporations to the Corporation (being The Jenex Corporation and Thermolabile Technologies Corporation Inc.) shall be governed under this Plan as if they had been initially granted under this Plan.